                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       REAL ESTATE ASSOCIATES LIMITED VI
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                       REAL ESTATE ASSOCIATES LIMITED VI
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                             YOUR VOTE IS IMPORTANT
                                PLEASE ACT TODAY

Dear Limited Partners:                                             June 29, 2001

     An organization controlled by David L. Johnson, Bond Purchase, L.L.C.,(1) has started a hostile consent solicitation and is attempting to seize control of your Limited Partnership with its substantial assets. Mr. Johnson's dissident group is asking limited partners to sign consent forms to remove, we believe without cause, your existing General Partners(2) and replace your experienced, qualified General Partners with Mr. Johnson's affiliate which has no significant assets, net worth or business history. YOUR GENERAL PARTNERS ARE UNANIMOUSLY OPPOSED TO THE BOND PURCHASE SOLICITATION.

     AS MANAGING GENERAL PARTNER OF YOUR PARTNERSHIP, NAPICO STRONGLY RECOMMENDS THAT YOU OPPOSE THE BOND PURCHASE SOLICITATION AND URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF YOUR GENERAL PARTNERS AND THE ELECTION OF MR. JOHNSON'S AFFILIATE AS GENERAL PARTNER OF YOUR PARTNERSHIP. DO NOT SIGN ANY GREEN CONSENT CARD THIS DISSIDENT GROUP MAY SEND YOU, NOT EVEN AS A VOTE OF PROTEST.

     We regret that your Limited Partnership is faced with a disruptive and costly consent process, but we assure you that your General Partners are acting, and will continue to act, vigorously to protect your best interests. AGAIN, WE CAUTION YOU NOT TO SIGN ANY GREEN CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED A GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED
TO:

                           ACS SECURITY SERVICES INC.
                          3988 NO. CENTRAL EXPRESSWAY
                              BLDG. 5, SIXTH FLOOR
                                DALLAS, TX 75204
                              FAX: (214) 887-7198
                              ATTN: SHARI EASTWOOD

     YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. SINCE TIME IS OF THE ESSENCE, WE ASK THAT YOU ALSO RETURN YOUR CONSENT BY FAX AT THE NUMBER LISTED ABOVE. YOUR COOPERATION IS APPRECIATED.

---------------

  (1) Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase").

  (2) Your general partners are National Partnership Investments Corp., a California corporation ("NAPICO") and National Partnership Investment Associates, a California limited partnership (collectively, "General Partners").

     Bond Purchase owns limited partner interests in the Partnership and is a company managed by David L. Johnson, who has a long and contentious history as a corporate raider. Bond Purchase has purchased limited partnership interests in the Partnership relatively recently and we believe that its interests are not aligned with the other limited partners, including you.

     In what we believe is a blatant attempt to get your consent to take control of your Partnership and its substantial cash reserves, we believe that Bond Purchase has given you misleading and inaccurate information in its solicitation materials, mischaracterized our management of the Partnership and feigned concern for your investments. WE URGE YOU TO CONSIDER CAREFULLY THE CLAIMS THAT BOND PURCHASE INCLUDED IN ITS SOLICITATION MATERIALS AND, MORE IMPORTANTLY, WHAT WE BELIEVE ARE THE FACTS CONCERNING SUCH MATTERS:

----------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
----------------------------------------------------------------------------------------------
  Bond Purchase did not tell you that it is       On June 19, 2001, NAPICO filed a lawsuit and
  being sued for improperly withholding at least  an application for a temporary restraining
  $2.2 million due limited partners.              order because of the actions of Mr. Johnson
                                                  and entities he controls -- in concert with
                                                  Bond Purchase -- in improperly withholding
                                                  at least $2.2 million in proceeds due
                                                  limited partners in connection with certain
                                                  limited partnerships Mr. Johnson's entities
                                                  control. (See page 3 of the enclosed
                                                  materials.) Bond Purchase now attempts to
                                                  seize control of your Partnership and its
                                                  assets. WE URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase did not tell you it is being      On April 20, 2001, NAPICO and REAL III(3)
  sued because of statements made by it in other  filed a lawsuit against Mr. Johnson, Bond
  proxy solicitation materials.                   Purchase and certain affiliates for
                                                  violations of the federal securities laws in
                                                  connection with material misrepresentations
                                                  and omissions made by Mr. Johnson, Bond
                                                  Purchase and their affiliates in proxy
                                                  solicitation materials. In that
                                                  solicitation, Bond Purchase also sought to
                                                  remove NAPICO as the managing general
                                                  partner of REAL III. (See page 3 of the
                                                  enclosed materials.) DO NOT BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase advocates the sale of the         Bond Purchase's interests are not aligned
  Partnership's remaining assets, but fails to    with yours in our view. In fact, the sale of
  tell you that it may not be subject to the      the remaining Partnership assets could
  same tax consequences as the other limited      result in vastly different tax consequences
  partners arising out of such a sale.            for Bond Purchase as compared to the other
                                                  limited partners. Bond Purchase fails to
                                                  tell you that, unlike the other limited
                                                  partners, it may not be subject to the same
                                                  tax liability resulting from the recapture
                                                  of prior depreciation expenses because it
                                                  acquired its limited partnership interests
                                                  relatively recently. (See page 3 of the
                                                  enclosed materials.) WE URGE YOU NOT TO BE
                                                  MISLED.
----------------------------------------------------------------------------------------------

---------------

(3) Real Estate Associates Limited III, a California limited partnership ("REAL III").


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  BOND PURCHASE'S CLAIM:                          THE FACTS:
----------------------------------------------------------------------------------------------
  Bond Purchase implies that we are               We currently have a $2.7 million cash
  inappropriately holding in excess of $3         reserve which we have maintained to cover
  million that should be distributed to the       (i) Partnership obligations -- which may
  limited partners.                               exceed $5.5 million dollars -- that have
                                                  recently become due, (ii) repairs needed by
                                                  certain properties, and (iii) any deficits
                                                  that may arise. The reserves also provide us
                                                  with the financial flexibility to negotiate
                                                  with the local general partners in our
                                                  efforts to sell the remaining Partnership
                                                  assets and to distribute cash to the limited
                                                  partners to cover the income tax liability
                                                  you may incur if we sell such assets.
                                                  You should know that we have invested the
                                                  cash reserve and it accrues interest for the
                                                  benefit of the Partnership and all limited
                                                  partners. (See page 4 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase tells you that it intends to      Bond Purchase, despite telling you that it
  investigate claims against the General          intends to investigate claims against the
  Partners when, in fact, its owner is being      General Partners, has provided no
  sued by affiliates of the General Partners.     information regarding the nature of, or
                                                  basis for, any such alleged claims. The
                                                  General Partners know of no grounds for such
                                                  claims, but believe that the timing of the
                                                  Bond Purchase consent solicitation suggests
                                                  that Mr. Johnson is pursuing the removal of
                                                  the General Partners as a retaliatory
                                                  measure in connection with ongoing
                                                  litigation filed against him by affiliates
                                                  of the General Partners.

                                                  On September 1, 2000, certain entities
                                                  affiliated with us filed a lawsuit against
                                                  Mr. Johnson and entities he controls. In the
                                                  lawsuit, our affiliates assert claims for
                                                  breach of contract, breach of the covenant
                                                  of good faith and fair dealing, breach of
                                                  fiduciary duty, negligence, fraud and civil
                                                  conspiracy, unjust enrichment, unfair
                                                  business practices, securities fraud and
                                                  RICO violations, arising out of what our
                                                  affiliates believe is Mr. Johnson's and his
                                                  affiliated entities' fraudulent and improper
                                                  conduct and financial mismanagement in
                                                  connection with the operation of 22
                                                  investment property partnerships. It was not
                                                  until that lawsuit was filed that Bond
                                                  Purchase sent its consent solicitation
                                                  materials to you. (See page 4 of the
                                                  enclosed materials.) WE URGE YOU NOT TO BE
                                                  MISLEAD.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
----------------------------------------------------------------------------------------------
  Bond Purchase suggests that the General         We believe this assertion is misleading and
  Partners have been charging the Partnership     untrue. The fact is that the management fees
  excessive management fees.                      paid to NAPICO pursuant to the Partnership
                                                  Agreement have been reduced substantially
                                                  following the 1998 sale of assets. In fact,
                                                  management fees have dropped by over 58
                                                  percent after the sale of assets in 1998,
                                                  falling from more than $502,000 in 1998 to
                                                  approximately $206,000 in 1999 and 2000.
                                                  (See page 4 of the enclosed materials.) WE
                                                  URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase suggests that the General         The costs incurred in connection with the
  Partners may have inappropriately received      sale of Partnership assets in 1998 were
  reimbursement for certain illegitimate costs    actually legal fees and other transactional
  associated with the sale of Partnership assets  costs paid to unrelated third parties for
  in 1998 and that the administrative expenses    services rendered. Those professional and
  charged to the Partnership are excessive.       transaction fees were incurred to allow us
                                                  to complete a transaction resulting in a
                                                  large cash distribution to all of our
                                                  limited partners and we did not receive any
                                                  portion of those fees.

                                                  Bond Purchase also fails to tell you that it
                                                  has in effect increased the Partnership's
                                                  costs for this year by giving you what we
                                                  believe are inaccurate and misleading
                                                  solicitation materials which may lead us to
                                                  incur significant legal fees to defend your
                                                  interests. (See page 4 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase tells you that we are not         This is simply not true. One of the
  actively seeking opportunities to sell the      interests in the local limited partnerships
  Partnership's remaining assets.                 was sold in 1996, another was sold in 1997,
                                                  and an additional 11 were sold in December
                                                  1998. In 1998, we publicly announced our
                                                  intent to eventually sell the Partnership's
                                                  remaining 23 interests, and to then wind up
                                                  the Partnership's affairs. We have continued
                                                  since 1998 to explore the possibility of
                                                  selling and/or refinancing properties held
                                                  by these local limited partnerships. Indeed,
                                                  we have a disposition group that
                                                  specifically examines these possibilities
                                                  and we are continuing our efforts on behalf
                                                  of all limited partners. Based upon our
                                                  intimate working knowledge of the
                                                  properties, we are convinced that we are
                                                  best suited to maximize the value of the
                                                  properties to be sold on your behalf. (See
                                                  page 5 of the enclosed materials.) WE URGE
                                                  YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
----------------------------------------------------------------------------------------------
  Bond Purchase implies that we are remiss in     We do not have the power to force a sale of
  failing to sell the properties in which the     properties held by the local limited
  Partnership has an interest. But Bond Purchase  partnerships in which the Partnership has an
  fails to tell you that we do not have the       interest. Instead, the cooperation of a
  power to sell the remaining Partnership assets  local general partner of those partnerships
  without the consent of the local partners.      is necessary to allow us to sell the
                                                  properties. We are continuing our efforts to
                                                  dispose of the remaining properties and we
                                                  are optimistic about new government programs
                                                  that will facilitate the sale of these
                                                  properties. We maintain good working
                                                  relationships with these local general
                                                  partners, an asset we believe Mr. Johnson
                                                  surely lacks. (See page 5 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase suggests that the General         If Bond Purchase's affiliate were elected as
  Partners have less of a financial incentive     the new general partner it would be entitled
  than Bond Purchase to sell the Partnership's    to the same management fees that your
  remaining assets.                               current General Partners are entitled to.
                                                  Bond Purchase claims it would reduce the
                                                  annual management fees by at least 10%.
                                                  However, while Bond Purchase did not
                                                  specifically promise to reduce management
                                                  fees, you should know that its proposed plan
                                                  to reduce management fees would equate to a
                                                  meager annual savings of approximately $2.46
                                                  per unit, or approximately c5 cents per
                                                  week.

                                                  Further, pursuant to our Partnership
                                                  Agreement, if the Partnership's remaining
                                                  assets were to be sold, the General Partners
                                                  could receive a significant liquidation fee.
                                                  Therefore, NAPICO has as much of a financial
                                                  incentive as Bond Purchase's affiliate would
                                                  to pursue the sale of the remaining assets.
                                                  (See page 5 of the enclosed materials.) WE
                                                  URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
----------------------------------------------------------------------------------------------
  Bond Purchase fails to tell you what we         Bond Purchase was described in 1999 by a
  believe is important information regarding the  court as an entity that runs "vulture funds
  nature of its business.                         [that seek] to buy limited portions of real
                                                  estate partnerships with a view to ousting
                                                  current management and potential liquidation
                                                  of the partnership assets." You should know
                                                  that Bond Purchase acquired its interests in
                                                  the Partnership relatively recently and at a
                                                  substantial discount to the prices paid by
                                                  other limited partners. At the time Bond
                                                  Purchase acquired these interests, the tax
                                                  benefits that were the original purpose of
                                                  the Partnership had long since been
                                                  statutorily eliminated. You should also know
                                                  that this "vulture fund" has also initiated
                                                  a similar hostile takeover attempt of REAL
                                                  III, another partnership we manage, and has
                                                  threatened to initiate a third. Therefore,
                                                  we believe that Bond Purchase's interests as
                                                  a limited partner are not aligned with
                                                  yours. (See page 5 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
----------------------------------------------------------------------------------------------
  Bond Purchase inaccurately told you that the    Bond Purchase is seeking the control of your
  Partnership is a general partner of REAL III    Partnership and its valuable assets, but
  and has confused the names of entities          inaccurately told you about those assets.
  affiliated with the Partnership.                Bond Purchase described the remaining assets
                                                  of the Partnership as including "a general
                                                  partner interest in Real Estate Associates
                                                  Limited III." The fact is, the Partnership
                                                  holds a general partner interest in REA
                                                  III(4), an entirely different entity, which
                                                  in turn, holds three more limited
                                                  partnership interests. Since Bond Purchase
                                                  is also seeking to seize control of REAL
                                                  III, we believe it should be very familiar
                                                  with that partnership. Instead, it has
                                                  confused REA III, an asset of your
                                                  Partnership, with REAL III, a completely
                                                  different entity which it is also seeking to
                                                  control.

                                                  Bond Purchase also inaccurately told you
                                                  that the general partners of REAL III are
                                                  NAPICO and NAPIA. This is not true. We
                                                  cannot speculate what Bond Purchase intended
                                                  to tell you (i.e., whether it confused REAL
                                                  III with REA III or NAPIA with Coast Housing
                                                  Investment Associates) -- either they can't
                                                  understand simple facts, or they are
                                                  attempting to mislead you -- but we are
                                                  certain that the information it gave you was
                                                  inaccurate. We believe this exemplifies the
                                                  unfamiliarity and inexperience Bond Purchase
                                                  has with your Partnership. Consider this
                                                  carefully in deciding how to cast your vote.
                                                  (See page 6 of the enclosed materials.) DO
                                                  NOT BE MISLED.
----------------------------------------------------------------------------------------------

---------------
(4) Real Estate Associates III, a California general partnership ("REA III").

     IN LIGHT OF THE STATEMENTS MADE IN BOND PURCHASE'S MATERIALS, WHICH WE ARE CONVINCED ARE MISLEADING, YOUR GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH THEY MAY SEND TO YOU. PLEASE DISCARD ANY GREEN CONSENT CARDS OR FORMS SENT TO YOU BY BOND PURCHASE.

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED A GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD TO ACS SECURITY SERVICES INC. BECAUSE TIME IS OF THE ESSENCE, WE ASK THAT YOU ALSO RETURN YOUR CONSENT REVOCATION BY FAX AT (214) 887-7198, ATTN: SHARI EASTWOOD. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY.

     Additional information concerning what we believe are misleading statements in the Bond Purchase solicitation materials and what steps you should take to oppose the Bond Purchase solicitation are provided in the enclosed materials. Please give them your careful attention.
                            ------------------------

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all limited partners.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING, PLEASE CALL D.F. KING & CO., INC., THE PARTNERSHIP'S INFORMATION AGENT, TOLL FREE AT 1-800-269-6427.

     On behalf of your General Partners, thank you for your continued support.

                                    Very truly yours,

                                    National Partnership Investments Corp.,
                                    Managing General Partner

                       REAL ESTATE ASSOCIATES LIMITED VI
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

THIS CONSENT REVOCATION STATEMENT AND THE ENCLOSED WHITE CONSENT REVOCATION CARD
     ARE FIRST BEING MAILED TO LIMITED PARTNERS ON OR ABOUT JUNE 29, 2001.
--------------------------------------------------------------------------------

             CONSENT REVOCATION STATEMENT FURNISHED BY THE GENERAL
       PARTNERS OF REAL ESTATE ASSOCIATES LIMITED VI IN OPPOSITION TO THE
               SOLICITATION OF CONSENTS BY BOND PURCHASE, L.L.C.
--------------------------------------------------------------------------------

     This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the General Partners of REAL ESTATE ASSOCIATES LIMITED VI, a California limited partnership (the "Partnership" or "REAL VI"), to the Partnership's limited partners in opposition to the solicitation by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), of written consents from the limited partners ("Bond Purchase Solicitation"). Bond Purchase is a limited partner of the Partnership and is a company managed by David L. Johnson.

     Bond Purchase is attempting to remove, we believe without cause, National Partnership Investments Corp., a California corporation ("NAPICO" or the "Managing General Partner") and National Partnership Investment Associates, a California limited partnership ("NAPIA" and collectively with NAPICO, the "General Partners"), as General Partners of the Partnership and to elect New G.P., L.L.C., a Missouri limited liability company ("New G.P."), as the new general partner of the Partnership. New G.P. is an affiliate of Bond Purchase. You may have received a solicitation from Bond Purchase trying to obtain your consent to elect New G.P. as general partner of the Partnership ("Bond Purchase Solicitation Materials" or "Solicitation Materials").

            YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR INVESTMENT

     THE GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE. PLEASE DISCARD ANY GREEN CONSENT CARDS SENT TO YOU BY BOND PURCHASE.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED BOND PURCHASE'S GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE, FAX AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO:

                           ACS Security Services Inc.
                          3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                              Fax: (214) 887-7198
                              Attn: Shari Eastwood

     Your prompt action is important. Please return the WHITE consent revocation card today. In order to be sure that you are revoking a prior consent, you must mark the "REVOKE CONSENT" box on the WHITE consent revocation card, or sign and date the WHITE consent revocation card without marking any boxes.

     IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR REVOCATION OF CONSENT OR REQUIRE ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING THE PARTNERSHIP, TOLL FREE AT 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In what we believe is a blatant attempt to get your consent to take control of the Partnership and its cash reserves, Bond Purchase has given you what we believe is misleading and inaccurate information in its Solicitation Materials. As further described below, we believe Bond Purchase is attempting to mislead the Partnership's limited partners. IN PARTICULAR, WE BELIEVE THAT THE BOND PURCHASE SOLICITATION MATERIALS ARE MISLEADING IN THAT:

     - They fail to tell you that Bond Purchase and Mr. Johnson are being sued for improperly withholding at least $2.2 million due limited partners. A lawsuit was filed on June 19, 2001, by NAPICO because of the actions of Mr. Johnson and entities he controls -- in concert with Bond
       Purchase -- in improperly withholding at least $2.2. million in proceeds due NAPICO in connection with certain limited partnerships Mr. Johnson's entities control.

     - They fail to tell you that Bond Purchase and Mr. Johnson are being sued because of statements they made in other proxy solicitation materials. On April 20, 2001, NAPICO and REAL III(1) filed a lawsuit against Mr. Johnson, Bond Purchase and certain affiliates for violations of the federal securities laws in connection with material misrepresentations and omissions made by Mr. Johnson, Bond Purchase and their affiliates in proxy solicitation materials. In that solicitation, Bond Purchase also sought to remove NAPICO as the managing general partner of REAL III.

     - They fail to give you important facts regarding the tax consequences to the limited partners that may be triggered by the proposed sale of the Partnership's assets and fail to tell you that Bond Purchase may not be subject to the same tax consequences.

     - They imply that we are inappropriately holding in excess of $3 million that should be distributed to the limited partners. You should know we currently have a $2.7 million cash reserve which we have maintained to cover (i) Partnership obligations -- which may exceed $5.5 million dollars -- that have recently become due, (ii) repairs needed by certain properties, and (iii) any deficits that may arise. We have also maintained the cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute cash to the limited partners to cover the income tax liability you may incur if we sell such assets. You should also know that we have invested the cash reserve and it accrues interest for the benefit of the Partnership and all limited partners.

     - They indicate that New G.P. intends to investigate supposed "claims" against us, but they fail to provide any details concerning the nature of these alleged claims. We believe that the investigation of these supposed "claims" as well as the take-over attempts by Bond Purchase of the Partnership and certain other partnerships we manage are actions in retaliation against us because of a lawsuit filed against Bond Purchase. On September 1, 2000, a lawsuit was filed by certain of our affiliates against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure.

     - They imply that we have been charging the Partnership excessive management fees, but they fail to tell you that the management fees have decreased by over 58% since the sale of other Partnership interests in 1998.

     - They suggest that we may have inappropriately received reimbursement from the Partnership for illegitimate administrative fees. The costs they suggest were illegitimate are in fact legal fees and other transactional costs incurred in connection with the sale of Partnership assets in 1998. Those

---------------

     (1) Real Estate Associates Limited III, a California limited partnership ("REAL III").

       professional and transaction fees were incurred to allow us to sell a number of assets resulting in a large distribution to all of our limited partners. We did not receive any portion of those fees.

     - They indicate misleadingly that we are not actively seeking opportunities to sell the Partnership's assets. This is simply not true. The fact is that we have publicly announced our intent to sell the Partnership's assets and eventually wind down its affairs and we are continuing efforts to sell the Partnership's remaining assets.

     - They imply that we are remiss in failing to sell the properties in which the Partnership maintains interests. Bond Purchase fails to tell you, however, that we do not have the power to force a sale of the properties without the consent of the local general partners that also own an interest in those properties. Therefore, if New G.P. were elected as general partner of the Partnership, it would be constrained in its efforts to sell the properties as well. Furthermore, we believe that our long history with local general partners affords us a better opportunity to work with them to sell properties than Mr. Johnson would have.

     - They indicate that while Bond Purchase does not promise to significantly reduce management fees, it intends to do so. We question their commitment to their intention and ask you to consider this in deciding how to cast your vote. They also fail to tell you that their proposed reduction would equate to a meager annual savings of approximately $2.46 per unit, or approximately c5 cents per week. Further, pursuant to our Partnership Agreement, if the Partnership's remaining assets were to be sold, the General Partners could receive a significant liquidation fee. Therefore, NAPICO has as much of a financial incentive as Bond Purchase's affiliate to pursue the sale of the remaining assets.

     - They fail to tell you what we believe is important information regarding the nature of Bond Purchase's business, which has been described by a court as follows: "[Bond Purchase] and its principals run what are known in the investment community as 'vulture funds,' seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets." This "vulture fund" has also initiated a similar hostile takeover attempt of REAL III, another partnership we manage, and has threatened to initiate a third. We believe Bond Purchase's interests are not aligned with yours.

     - They give you inaccurate facts about the Partnership's assets and confuse the names of entities affiliated with the Partnership. They indicate that REAL III is an asset of the Partnership. This is not true. Bond Purchase has confused REA III(2), an asset of the Partnership, with REAL III, a completely different entity which Bond Purchase is also seeking to control. Bond Purchase also inaccurately told you that the general partners of REAL III are NAPICO and NAPIA. This is not true. We cannot speculate what Bond Purchase intended to tell you (i.e., whether it confused REAL III with REA III or NAPIA with Coast Housing Investment Associates) -- either they can't understand simple facts, or they are attempting to mislead you -- but we are certain that the information it gave you was inaccurate. We believe this error exemplifies the unfamiliarity and inexperience Bond Purchase has with your Partnership. Consider this carefully in deciding how to cast your vote.

     FOR THESE REASONS AND THOSE THAT FOLLOW, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT THE BEST INTERESTS OF THE PARTNERSHIP, AND WE URGE YOU TO (1) WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR (2) REVOKE YOUR CONSENT PREVIOUSLY SUBMITTED TO BOND PURCHASE. DO NOT RETURN THE GREEN BOND PURCHASE CONSENT CARD TO ANYONE. INSTEAD, REGARDLESS OF WHETHER OR NOT YOU HAVE ALREADY VOTED, PLEASE:

     - sign and date your WHITE consent revocation card today;

     - fax your signed WHITE consent revocation card today to ACS Securities Services Inc., Attn: Shari Eastwood (fax number: 214/887-7198); and

     - mail your signed WHITE consent revocation card today in the enclosed pre-paid envelope.

---------------

(2) Real Estate Associates III, a California general partnership ("REA III").

     We are convinced that Bond Purchase and New G.P. do not have your best interest in mind and have not given you important facts in an effort to get your vote so that they may seize control of the Partnership and its cash reserves. We urge you to consider the facts and to protect your investment.

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all of our limited partners.

     We urge you to read the full disclosure in our Consent Revocation Statement, which is enclosed. Please read the enclosed materials carefully, and if you have already returned your consent card, please fax your signed and dated WHITE consent revocation card and mail it in the return envelope provided as soon as practicable.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR CONSENT REVOCATION CARD, PLEASE DO NOT HESITATE TO CONTACT D.F. KING & CO., INC., THE PARTNERSHIP'S INFORMATION AGENT, TOLL FREE AT 1-800-269-6427.

     On behalf of your General Partners, we thank you for your interest and your support.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE BOND PURCHASE SOLICITATION
  MATERIALS.................................................    1
REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION.........    3
  Limited Partner Approval..................................    6
THE PARTNERSHIP.............................................    7
  General...................................................    7
  General Partners..........................................    7
  Objectives................................................    7
  Our Record of Success.....................................    7
  Assets....................................................    7
  Distributions.............................................    8
MANAGEMENT..................................................    9
  Interests of Our General Partners in the Matters To Be
     Acted Upon.............................................    9
  Experience of Our Managing General Partner................    9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   10
LEGAL PROCEEDINGS...........................................   10
VOTING PROCEDURE............................................   12
  Voting Procedures and Consent Revocation Card.............   12
  No Dissenters' Rights of Appraisal........................   12
PARTICIPANTS IN THE SOLICITATION............................   12
SOLICITATION OF CONSENT REVOCATION CARDS....................   12
PARTNER PROPOSALS...........................................   13
IMPORTANT NOTE..............................................   13
WHERE YOU CAN FIND MORE INFORMATION.........................   13

     Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "believes," "intends," "expects" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control.

     Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.

                       REAL ESTATE ASSOCIATES LIMITED VI
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                 June 29, 2001

                          CONSENT REVOCATION STATEMENT

     In this Consent Revocation Statement , the words "we," "our," "ours" and "us" refer to REAL ESTATE ASSOCIATES LIMITED VI and its General Partners, NAPICO and NAPIA, unless the context requires or we state otherwise.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        QUESTIONS AND ANSWERS ABOUT THE
                      BOND PURCHASE SOLICITATION MATERIALS

Q: WHAT IS BOND PURCHASE ASKING ME TO VOTE UPON?

A: Bond Purchase has sent you solicitation materials in which it seeks your consent to remove, we believe without cause, NAPICO and NAPIA as your General Partners and to elect New G.P., an affiliate of Bond Purchase, as your general partner. As explained in this document, we do not believe that such action is in your best interests. Accordingly, we are asking that you either withhold your consent from Bond Purchase or, if you have already given your consent, revoke your consent.

Q: WHAT DOES THE PARTNERSHIP RECOMMEND I DO?

A: We believe that neither Bond Purchase nor New G.P. represent the best interests of the Partnership, and we urge you to withhold your consent from Bond Purchase or revoke your consent if you have already voted.

Q: WHO IS MAKING THIS CONSENT REVOCATION STATEMENT?

A: This Consent Revocation Statement is sent to you by the Managing General Partner on behalf of the Partnership.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY CONSENT CARD?

A: Yes. You have every legal right to change your vote at any time before July 31, 2001. However, it is critical that you change your vote as soon as possible so that the required consents are not obtained by Bond Purchase. Please sign, date and promptly mail the WHITE consent revocation card in the enclosed envelope. Because time is of the essence, we also ask that you fax your WHITE consent revocation card to the number listed below:

                           ACS Security Services Inc.
                          3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                              Fax: (214) 887-7198
                              Attn: Shari Eastwood

Q: WHAT SHOULD I DO IF I WANT TO KEEP THE CURRENT GENERAL PARTNERS?

A: If you have already returned a GREEN consent card to Bond Purchase, you must revoke your consent by completing the WHITE consent revocation card enclosed, faxing it to (214) 887-7198, Attn: Shari Eastwood and mailing it in the pre-addressed postage-paid envelope provided. You do not need to do anything if you are absolutely certain that you have not already voted.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, we are asking that you please complete, sign and date the enclosed WHITE consent revocation card as soon as possible so that your interests are represented. Even though you do not need to do anything unless you have already voted, we ask you to promptly fax your signed and dated WHITE revocation of consent card to (214) 887-7198, Attn: Shari Eastwood and then mail your WHITE revocation of consent card so that we may know that your interests are represented.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any questions about these materials or need assistance in voting your WHITE revocation of consent card, you should contact D. F. King & Co., Inc. at 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     Recently, you may have received a communication from a limited partner, Bond Purchase, a company managed by Mr. Johnson. Unlike many of you, Bond Purchase recently became a limited partner in 1999 and acquired its units at discounted prices. We believe the interests of Bond Purchase are not aligned with yours.

     The Bond Purchase Solicitation Materials seek your consent to:

     - remove our General Partners,

     - elect to continue the Partnership, and

     - elect New G.P. as our new general partner.

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU, IN WHAT WE BELIEVE TO BE YOUR BEST INTERESTS, NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In an attempt to obtain the consent of the limited partners, we believe Bond Purchase made misleading statements and did not tell you about other important facts.

     We believe that the Bond Purchase Solicitation Materials are misleading because:

     - BOND PURCHASE FAILED TO TELL YOU THAT BOND PURCHASE AND MR. JOHNSON ARE BEING SUED FOR IMPROPERLY WITHHOLDING AT LEAST $2.2 MILLION DUE LIMITED PARTNERS. Bond Purchase conveniently failed to tell you about the lawsuit filed by NAPICO on June 19, 2001, because of the actions of Mr. Johnson and entities he controls -- in concert with Bond Purchase -- in improperly withholding at least $2.2 million in refinancing proceeds due limited partners in connection with certain limited partnerships that Mr. Johnson's entities serve as general partner. BOND PURCHASE NOW WANTS TO SEIZE CONTROL OF YOUR PARTNERSHIP AND ITS VALUABLE ASSETS. DO NOT BE MISLED.

     - BOND PURCHASE FAILED TO TELL YOU THAT BOND PURCHASE AND MR. JOHNSON ARE BEING SUED BECAUSE OF STATEMENTS THEY MADE IN OTHER PROXY SOLICITATION MATERIALS. Bond Purchase also failed to tell you that on April 20, 2001, NAPICO and Real Estate Associates Limited III filed a lawsuit against Mr. Johnson, Bond Purchase and certain affiliates for violations of the federal securities laws in connection with material misrepresentations and omissions made by Mr. Johnson, Bond Purchase and their affiliates in proxy solicitation materials. In that solicitation, Bond Purchase also sought to remove NAPICO as the managing general partner of REAL III. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE FAILED TO TELL YOU THAT IT MAY NOT BE SUBJECT TO THE SAME TAX CONSEQUENCES AS THE OTHER LIMITED PARTNERS ARISING OUT OF THE PROPOSED SALE OF THE PARTNERSHIP'S ASSETS. You should know that we believe Bond Purchase's interest is not aligned with your interest. Bond Purchase conveniently failed to tell you that it may not suffer the same tax consequences as other limited partners as a result of a sale of the Partnership's assets.

      Currently, the original limited partners have deficit capital accounts with the Partnership due to the fact that they have taken more net tax deductions than the amount of money they have invested into the Partnership. When partnership interests -- or the underlying assets held by the Partnership -- are sold, many of the limited partners will recognize taxable income equal to the deficit in their capital account plus the amount of any net proceeds distributable to them. Based upon current figures, even the sale of the remaining properties in which the Partnership owns interests for little or no gain may result in a taxable gain to the Partnership and the limited partners in excess of $24 million. This amount may translate into a combined federal and state income tax liability in excess of $7.2 million to the limited partners. You should consult your tax advisor to determine the precise effect of a sale of the properties upon you.

      The tax liability that may be incurred by many of the limited partners does not apply to Bond Purchase, because it did not begin to acquire its partnership interests until May 17, 1999. When Bond Purchase acquired Units in 1999, it "inherited" the deficit capital account of the former limited partners from whom it acquired the Units (the "Selling Limited Partners"). However, Bond Purchase acquired an outside tax accounting basis for its partnership interests that may have fully erased the transferors' negative capital account balances. Under the tax laws, these Selling Limited Partners were forced to incur and pay the tax liability upon their "phantom gain" on the Units at the time of the sale. AS A RESULT, TO THE EXTENT THAT THE PARTNERSHIP'S ASSETS ARE SOLD OR WE ARE DISSOLVED, BOND PURCHASE WILL RECEIVE WHATEVER DISTRIBUTION IS MADE TO THE LIMITED PARTNERS WITHOUT BEING LIABLE TO THE SAME EXTENT FOR THE TAX LIABILITY, OR RECAPTURE, TO BE IMPOSED UPON THE OTHER LIMITED PARTNERS ON THE PHANTOM GAIN COMPONENT. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE IMPLIED THAT WE ARE INAPPROPRIATELY HOLDING IN EXCESS OF $3 MILLION THAT SHOULD BE DISTRIBUTED TO THE LIMITED PARTNERS. We currently have a $2.7 million cash reserve which we have maintained to cover (i) Partnership obligations -- which may exceed $5.5 million dollars -- that have recently become due, (ii) repairs needed by certain properties, and
       (iii) any deficits that may arise. The reserves also provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute cash to the limited partners to cover the income tax liability you may incur if we sell such assets. You should know that, we have invested the cash reserve and it accrues interest for the benefit of the Partnership and all limited partners. DO NOT BE MISLED.

     - BOND PURCHASE DID NOT PROVIDE YOU WITH ANY DETAILS CONCERNING THE NATURE OF ALLEGED CLAIMS AGAINST THE GENERAL PARTNERS OR THAT ITS OWNER IS CURRENTLY BEING SUED BY AFFILIATES OF THE GENERAL PARTNERS. Bond Purchase told you, in the event New G.P. is elected as our new managing general partner, New G.P. will investigate claims against the current General Partners. However, you should note that Bond Purchase failed to provide you, the General Partners or the Partnership with any explanation relating to the nature of the supposed claims, the party asserting such claims and the parties against whom such claims would be made. The fact is, we are not aware of any such claims and we believe this is nothing but an attempt to get your vote. ONCE AGAIN, DO NOT BE MISLED.

      We believe that the investigation of these supposed "claims" as well as the take over attempts by Bond Purchase of the Partnership and REAL III, another partnerships we manage, are actions in retaliation against us because of a lawsuit filed against Bond Purchase. On September 1, 2000, certain limited partnerships affiliated with NAPICO and certain affiliated corporations filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. In the lawsuit, our affiliates assert claims for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, negligence, fraud and civil conspiracy, unjust enrichment, unfair business practices, securities fraud and RICO violations, arising out of Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure to that suit. DO NOT BE MISLED.

     - BOND PURCHASE DID NOT TELL YOU THAT THE MANAGEMENT FEES HAVE DECREASED SIGNIFICANTLY SINCE THE SALE OF OTHER PARTNERSHIP INTERESTS IN 1998. Bond Purchase suggests that the General Partners may have been charging the Partnership excessive management fees. Once again, this is not true. Bond Purchase told you that management fees should be reduced because of the sale of assets in 1998. The fact is that the management fees paid to NAPICO pursuant to the Partnership Agreement have been reduced substantially following the sale of many of our assets. The management fees are calculated based on our total invested assets. Our cash on hand is not included in the calculation of management fees. Because of this, management fees dropped by over fifty-eight percent (58%) after the sale of assets in 1998, falling from more than $502,000 in 1998 to approximately $206,000 in 1999 and 2000. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE SUGGESTED THAT THE GENERAL PARTNERS MAY HAVE INAPPROPRIATELY RECEIVED REIMBURSEMENT FOR CERTAIN ILLEGITIMATE COSTS ASSOCIATED WITH THE SALE OF PARTNERSHIP ASSETS IN 1998 AND THAT THE ADMINISTRATIVE EXPENSES CHARGED TO THE PARTNERSHIP ARE EXCESSIVE. The costs incurred in connection with the sale of Partnership assets in 1998 were actually legal fees and other transactional costs. Those professional and transaction fees were incurred to allow us to complete a transaction resulting in a large cash distribution to all of our limited partners and we did not receive any portion of those fees. Bond Purchase also told you the Partnership incurred "administrative" expenses of $20,424 in 2000. However, as reflected in our current Annual Report on Form 10-K, filed April 2, 2001, it did not tell you that such expenses were reduced from $692,092 in 1998 and $368,103 in 1999. Therefore, these costs have been declining. WE URGE YOU NOT TO BE MISLED.

      Bond Purchase also failed to tell you that it has in effect increased the Partnership's costs for this year by giving you what we believe to be inaccurate and misleading Solicitation Materials which may lead us to incur significant legal fees to defend your interests.

     - BOND PURCHASE TOLD YOU THAT WE ARE NOT ACTIVELY SEEKING OPPORTUNITIES TO SELL OUR REMAINING ASSETS. This is simply not true. We have publicly announced our intent to dispose of our assets and eventually wind down our affairs and have made continuing efforts to sell the remaining 23 assets. One of the interests was sold in 1996, another was sold in 1997, and an additional 11 of these interests in the local limited partnerships was sold in December 1998. In our 1998 Consent Solicitation Statement relating to the sale of 10 local limited partnership interests by us in 1998, we told you our intent to eventually dispose of our interests in the local limited partnerships not included in the 1998 sale, and to then wind up the Partnership's affairs. We have continued since 1998 to explore the possibility of selling and/or refinancing properties held by these local limited partnerships and we continue our efforts to negotiate with the local limited partners to obtain their consent to sell the properties. Indeed, NAPICO has a disposition group that specifically examines these possibilities and is continuing our efforts on behalf of all limited partners. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE DID NOT TELL YOU THAT WE DO NOT HAVE THE POWER TO SELL THE PROPERTIES WITHOUT THE CONSENT OF THE GENERAL PARTNERS OF THE LOCAL LIMITED PARTNERSHIPS. Bond Purchase did not tell you about the inherent limitations on our ability to sell the properties held by the local limited partnerships without the consent and participation of the general partners of those local limited partnerships. Bond Purchase implied, however, that we are remiss in failing to sell the properties in which the Partnership has an interest. This is simply not true. The fact is that we do not have the power to force a sale of properties held by the local limited partnerships to a third party. Instead, the cooperation of a local general partner is necessary to allow us to sell the properties. We are continuing our efforts to dispose of the remaining properties and we are optimistic about new government programs that will facilitate the sale of these properties. Yet, Bond Purchase failed to tell you that a new general partner would have no more authority to sell the Partnership assets than NAPICO. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE SUGGESTS THAT THE GENERAL PARTNERS HAVE LESS OF A FINANCIAL INCENTIVE THAN BOND PURCHASE TO SELL THE PARTNERSHIP'S REMAINING
       ASSETS. If Bond Purchase's affiliate were elected as the new general partner it would be entitled to the same amount of management fees that your current General Partners are entitled to. Bond Purchase claims it would reduce the annual management fees by at least 10%. However, while Bond Purchase does not promise you that it will reduce management fees, it told you about its proposed plan to significantly reduce management fees. However, it did not tell you that this plan would equate to a meager annual savings of approximately $2.46 per unit, or approximately c5 cents per week.

      Further, if the Partnership's remaining assets were to be sold, the General Partners could receive a significant fee. Our Partnership Agreement provides for the General Partners to receive a liquidation fee equal to the lesser of (a) 10% of our net proceeds from the sale of a project or project interest or (b) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount federal and state taxes. Therefore, NAPICO has as much of a financial incentive as Bond Purchase's affiliate would to pursue the sale of the remaining assets. WE URGE YOU NOT TO BE MISLED.

     - BOND PURCHASE FAILED TO TELL YOU WHAT WE THINK IS IMPORTANT INFORMATION REGARDING THE NATURE OF THEIR BUSINESS, WHICH HAS BEEN DESCRIBED BY A COURT AS ACQUIRING "LIMITED PORTIONS OF REAL ESTATE PARTNERSHIPS WITH A VIEW TO OUSTING CURRENT MANAGEMENT AND POTENTIAL LIQUIDATION OF THE PARTNERSHIP ASSETS." Bond

       Purchase did not give you complete information about its business. While Bond Purchase did tell you that New G.P., "was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships," it did not give you important information about its business which has been described in 1999 by a Missouri Circuit Court as follows: "[Bond Purchase] and its principals run what are known in the investment community as 'vulture funds,' seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets." This "vulture fund" has also initiated a similar hostile takeover attempt of REAL III, another partnership we manage, and has threatened to initiate a third. We believe that the interests of Bond Purchase are not aligned with yours. Consider this carefully in deciding how to cast your vote. DO NOT BE MISLED.

     - BOND PURCHASE INACCURATELY TOLD YOU THAT THE PARTNERSHIP IS A GENERAL PARTNER OF REAL III AND HAS CONFUSED THE NAMES OF ENTITIES AFFILIATED WITH THE PARTNERSHIP. Bond Purchase is seeking control your Partnership and its valuable assets but inaccurately told you about those assets. Bond Purchase described the remaining assets of the Partnership as "20 limited partnership interests and a general partner interest in Real Estate Associates Limited III. . . which, in turn, holds three more limited partnership interest. . . ." The fact is, and as we have described in previous mailings to you, the Partnership holds a general partner interest in REAL ESTATE ASSOCIATES III, which in turn, holds three more limited partnership interests. (See "THE
       PARTNERSHIP -- Assets") Since Bond Purchase is also seeking to seize control of REAL III, we believe it should be very familiar with that partnership. Instead, it has confused REA III, an asset of your Partnership, with REAL III, a completely different entity which it is also seeking to control.

      Bond Purchase also inaccurately told you that the general partners of REAL III are NAPICO and NAPIA. This is not true. We cannot speculate what Bond Purchase intended to tell you (i.e., whether it confused REAL III with REA III or NAPIA with Coast Housing Investment Associates) -- either they can't understand simple facts or they are attempting to mislead you -- but we are certain that the information it gave you was inaccurate. We believe this error exemplifies the unfamiliarity and inexperience Bond Purchase has with your Partnership. Consider this carefully in deciding how to cast your vote. DO NOT BE MISLED.

     FOR THESE REASONS, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT OUR BEST INTERESTS OR YOURS, AND WE URGE YOU TO WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR, IF YOU HAVE ALREADY DELIVERED YOUR CONSENT, REVOKE THE CONSENT YOU DELIVERED. REGARDLESS OF THE SIZE OF YOUR INVESTMENT, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

LIMITED PARTNER APPROVAL

     The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "Majority Vote") to remove a general partner and to elect a new general partner. Each limited partnership interest is entitled to one vote. Under the terms of the Partnership Agreement, you must be a limited partner or a substituted limited partner to vote. If Bond Purchase does not obtain a Majority Vote, there will be no change in our general partners and we will continue to operate in accordance with the terms of the Partnership Agreement. In accordance with the terms of the Partnership Agreement, the Partnership shall bear the costs of this Consent Revocation Statement.

                                THE PARTNERSHIP

GENERAL

     The Partnership is a limited partnership formed under the laws of the State of California on October 12, 1982. On April 22, 1983, we offered 4,200 units, consisting of 8,400 limited partnership interests and warrants to purchase a maximum of 8,400 additional limited partnership interests at $5,000 per unit, through an offering managed by E.F. Hutton Inc. Each unit consists of two limited partnership interests and one warrant which entitles the purchaser of a unit to acquire two additional limited partnership interests during the period set forth in the Partnership Agreement (the "Units"). As of March 31, 2001, there were 3,260 registered holders of our Units and approximately 8,382 Units outstanding.

GENERAL PARTNERS

     Our Managing General Partner is NAPICO. NAPIA is the non-managing General Partner of the Partnership. Our business is conducted primarily by NAPICO. Pursuant to an agreement between NAPICO and NAPIA, NAPICO has the primary responsibility for the performance of any duties required to be performed by the General Partners and, in general, has sole and final discretion to manage and control our business and make all related decisions. We have no employees of our own.

     Casden Properties Operating Partnership, L.P., a majority owned subsidiary of Casden Properties Inc. owns 95% of NAPICO's voting common stock. The remaining 5% is owned by Casden Investment Corporation. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson, Alan I. Casden. Alan I. Casden organized Casden Properties Inc. and is the sole director and stockholder of Casden Investment Corporation.

OBJECTIVES

     Our original objectives were to own and operate real estate assets for investment so as to obtain:

     - tax benefits for the limited partners;

     - reasonable protection for the Partnership's capital investments;

     - potential for appreciation, subject to considerations of capital preservation; and

     - potential for future cash distributions from operations (on a limited basis); refinancings or sales of assets.

OUR RECORD OF SUCCESS

     We have been successful in accomplishing our primary purposes. From inception through 1990, the limited partners obtained tax benefits equal to at least 91.1% of their investments. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to sell a majority of our interests in real property. In 1996, we began obtaining the consent of the limited partners and, from 1996 to December 1998, sold our interest in the real estate assets of 13 local limited partnerships. In March 1999, we made a cash distribution to the limited partners of $2,769,110. Since that time, the Managing General Partner has continued to explore the possibility of disposing or refinancing our remaining local limited partnership interests.

ASSETS

     As of March 31, 2001, we held limited partnership interests in 20 local limited partnerships and a general partner interest in Real Estate Associates III, a California general partnership, which in turn holds limited partnership interests in three additional local limited partnerships, each of which own a low income housing project that is subsidized and/or has a mortgage note payable to or insured by an agency of the federal government or local housing agency. The properties we have an interest in are located in thirteen states and Puerto Rico.

     The local limited partnerships in which we have invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. We became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the properties and must consent to the sale of limited partnership assets.

DISTRIBUTIONS

     In March 1999, we made a cash distribution to the limited partners of $2,769,110, after the sale of a majority of our interests in local limited partnerships. The Partnership Agreement sets forth a procedure for allocating distributions among the limited partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The limited partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory or legal restrictions on the Partnership's current or future ability to pay distributions, although, pursuant to certain state housing finance statutes and regulations, certain of the local limited partnerships are subject to limitations on the distributions to the Partnership.

                                   MANAGEMENT

INTERESTS OF OUR GENERAL PARTNERS IN THE MATTERS TO BE ACTED UPON

     Our General Partners have a substantial interest in the matters you are being asked to vote upon. If a Majority Vote is obtained by Bond Purchase, the current General Partners will no longer be the General Partners of the Partnership and their interests in the Partnership will be sold.

EXPERIENCE OF OUR MANAGING GENERAL PARTNER

     We do not have any directors or officers. The management of the Partnership is conducted by NAPICO, our Managing General Partner. Set forth below is information about NAPICO's directors, executive officers and key employees.

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Charles H. Boxenbaum.................  71     Chairman of the Board and CEO of NAPICO
Bruce Nelson.........................  49     President and Chief Operating Officer of
                                              NAPICO
Alan I. Casden.......................  54     Director
Brian H. Shuman......................  38     Vice President and Chief Financial Officer
Jeffrey H. Sussman...................  35     Senior Vice President, General Counsel and
                                              Secretary
Patricia W. Toy......................  71     Senior Vice President -- Communications and
                                              Assistant Secretary

     Mr. Boxenbaum has been associated with NAPICO since its inception. He has been active in the real estate industry since 1960, and prior to joining NAPICO was a real estate broker with the Beverly Hills firm of Carl Rhodes Company. Mr. Boxenbaum has been a member of the Board of Directors of Casden Properties Inc. since 1998. Mr. Boxenbaum has been a guest lecturer at national and state realty conventions, certified properties exchanger's seminars, Los Angeles Town Hall, National Association of Home Builders, International Council of Shopping Centers, Society of Conventional Appraisers, California Real Estate Association, National Institute of Real Estate Brokers, Appraisal Institute, various mortgage banking seminars, and the North American Property Forum held in London, England. He is one of the founders and a past director of the First Los Angeles Bank, organized in November 1974. Since March 1995, Mr. Boxenbaum has served on the Board of Directors of the National Housing Council. Mr. Boxenbaum received his Bachelor of Arts degree from the University of Chicago.

     Mr. Nelson joined NAPICO in 1980 and became President in February 1989. He is responsible for the operations of all NAPICO sponsored limited partnerships. Prior to that he was primarily responsible for the securities aspects of the publicly offered real estate investment programs. Mr. Nelson is also involved in the identification, analysis, and negotiation of real estate investments. Mr. Nelson is a member of the Board of Directors of Casden Properties Inc. and is a Director of the Affordable Housing Tax Credit Coalition. From February 1979 to October 1980, Mr. Nelson held the position of Associate General Counsel at Western Consulting Group, Inc., private residential and commercial real estate syndicators. Prior to that time, Mr. Nelson was engaged in the private practice of law in Los Angeles. Mr. Nelson received his Bachelor of Arts degree from the University of Wisconsin and is a graduate of the University of Colorado School of Law. He is a member of the State Bar of California and is a licensed real estate broker in California and Texas.

     Mr. Casden has been involved in approximately $3 billion of real estate financings and sales and has been responsible for the development and construction of more than 12,000 apartment units and 5,000 single-family homes and condominiums. Mr. Casden is a member of the American Institute of Certified Public Accountants and of the California Society of Certified Public Accountants. Mr. Casden is a member of the advisory board of the National Multi-Family Housing Conference, the Multi-Family Housing Council, the President's Council of the California Building Industry Association and the Urban Land Institute. He also serves on the Board of Trustees of the University of Southern California. He holds a Bachelor of Science degree and a Masters in Business Administration degree from the University of Southern California.

     Mr. Shuman joined NAPICO in 2000, and is responsible for the financial affairs of NAPICO, as well as the limited partnerships sponsored by it. From 1996 until joining NAPICO in August 2000, Mr. Shuman was Vice
President -- Finance for Preferred Health Management Inc., the largest provider of worker compensation diagnostic imaging services in California formed in 1996, and was responsible for establishing and managing the accounting, billing, collection, treasury and financial reporting departments. From 1994 to 1996, he was the Controller for DVI Business Credit Corporation, which provides asset based lending to a wide range of health concerns. From 1985 to 1994, Mr. Shuman served in senior management positions, as a director or manager of finance, a portfolio tax analyst, and a senior accountant/tax consultant. He holds a Bachelor of Arts degree in economics and accounting from the University of Maryland. Mr. Shuman is a Certified Public Accountant and is a member of American Institute of Certified Public Accountants and the California Society of Public Accountants.

     Mr. Sussman joined NAPICO in 1998, and is responsible for the legal affairs of NAPICO and its affiliates. He is also the President of NPEI and a member of the preliminary investment committee. Prior to joining NAPICO in April 1998, Mr. Sussman was an associate with the law firm of Rus, Miliband, Williams & Smith in Irvine, California. His practice emphasized real estate finance and insolvency law and included the representation of borrowers, lenders, and court-appointed trustees in matters involving apartment complexes, retail centers and hotels. Mr. Sussman received a Bachelor of Arts degree from the University of California, Berkeley and Juris Doctor and Master in Business Administration degrees from the University of Southern California. He is a member of the State Bar of California, and holds Series 22, 39 and 63 licenses issued by the National Association of Securities Dealers, Inc.

     Mrs. Toy joined NAPICO in 1977, following her receipt of an MBA from the Graduate School of Management, UCLA. From 1952 to 1956, Mrs. Toy served as a U.S. Naval Officer in communications and personnel assignments. She holds a Bachelor of Arts Degree from the University of Nebraska.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The General Partners own all of the outstanding general partnership interests of the Partnership, which constitute 1% of the total interests in the Partnership. No person is known to own beneficially in excess of 5% of the outstanding limited partnership interests.

     As of December 31, 2000, security ownership of management is as listed:

                                                                                       PERCENTAGE OF
                                                                                        OUTSTANDING
                                                                                          LIMITED
                                                                                        PARTNERSHIP
         NAME OF BENEFICIAL OWNER                   TITLE OF CLASS           AMOUNT      INTERESTS
         ------------------------                   --------------           ------    -------------
Bruce E. Nelson............................  Limited Partnership Interest    $5,000          *
  9090 Wilshire Blvd
  Beverly Hills, CA 90211

---------------
* Cumulative limited partnership interests owned by corporate officers of the General Partner are less than 1% interest of total outstanding limited partnership interests.

                               LEGAL PROCEEDINGS

     Lawsuit filed against David Johnson and his affiliated entities prior to Bond Purchase's Solicitation Materials. On September 1, 2000, certain limited partnerships for which NAPICO serves as general partner (the "NCTC Funds"), as well as certain affiliated corporations (the "NCTC Corporations"), filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. The NCTC Funds invest in local property partnerships that own or acquire low-income housing complexes, including the 22 partnerships controlled by Mr. Johnson and his affiliated entities, while the NCTC Corporations are either special limited partners or administrative general partners in such partnerships. In the lawsuit, the NCTC Funds and the NCTC Corporations assert claims for:

     - breach of contract,

     - breach of the covenant of good faith and fair dealing,

     - breach of fiduciary duty,

     - negligence,

     - fraud and civil conspiracy,

     - unjust enrichment,

     - unfair business practices,

     - securities fraud and

     - RICO violations.

     These claims arise out Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 investment property partnerships. It wasn't until after that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you.

     Lawsuits currently pending against David Johnson and his affiliated entities. On or about April 20, 2001, NAPICO and REAL III filed a lawsuit against Mr. Johnson, Bond Purchase, New G.P. and Christine Robinson for violations of section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 thereunder in connection with material misrepresentations and omissions made by Mr. Johnson, Bond Purchase and Ms. Robinson in proxy solicitation materials. In that solicitation, Bond Purchase sought to remove NAPICO as the managing general partner of REAL III and replace it with New G.P.

     On June 19, 2001, NAPICO filed an additional complaint and an application for a temporary restraining order because of the actions of Mr. Johnson and entities he controls -- in concert with Bond Purchase -- for improperly taking control of and withholding at least $2.2 million in refinancing proceeds due limited partners under certain limited partnerships that Mr. Johnson's entities serve as general partner.

     Limited partner lawsuits relating to our sale of a majority of our assets. As a result of our sale of a majority of our assets in 1998, two investors holding an aggregate of eight our partnership units and two investors holding an aggregate of five units of limited partnership interest in an affiliated limited partnership (of which we are also the general partner, generally referred to as "NAPICO Partnerships") commenced a class action in the United States District Court for the Central District of California against NAPICO, National Partnership Investment Associates, National Partnership Investment Associates II, Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum, Bruce E. Nelson, and seven NAPICO Partnerships, including the Partnership and Real Estate Associates Limited VI. The complaint alleges that the defendants violated Section 14(a) of the Securities and Exchange Act of 1934, as amended, and breached their fiduciary duty to the limited partners of such NAPICO Partnerships by making materially false and misleading statements in the consent solicitation statements sent to the limited partners of such partnerships relating to approval of the transfer to an affiliate of Casden Properties Inc. of partnership interests in limited partnerships owning certain of the properties. The plaintiffs seek injunctive relief and other equitable relief, as well as compensatory and punitive damages. On August 4, 1999, an investor holding one unit of limited partner interest in Housing Programs Limited (a NAPICO Partnership) commenced an action in the United States District Court for the Central District of California. This suit is substantially identical to the first action. The second action has been subsumed in the first action which has been certified as a class action. The defendants believe that the plaintiffs' claims in both of these suits are without merit, and the defendants are vigorously contesting both actions.

                                VOTING PROCEDURE

VOTING PROCEDURES AND CONSENT REVOCATION CARD

     These materials outline the procedures to be followed if you do not want to change our general partners. A GREEN consent card may have already been sent to you by Bond Purchase. We urge you not to return the GREEN consent card. If you have already returned the consent card, you have every legal right to change your vote by returning your WHITE consent revocation card. These procedures must be strictly followed in order for the instructions of a limited partner as marked on a consent card to be revoked. The following is a summary of the procedures to follow if you wish to revoke your consent:

     - A limited partner may revoke his or her election on the consent only during the solicitation period which started the date of delivery of the Bond Purchase Solicitation Materials and continues until July 31, 2001 (unless extended by Bond Purchase).

     - IF YOU HAVE ALREADY RETURNED YOUR GREEN CONSENT CARD, YOU ARE ENCOURAGED TO RETURN A PROPERLY COMPLETED SIGNED AND DATED WHITE CONSENT REVOCATION CARD IN THE RETURN ENVELOPE PROVIDED AS SOON AS POSSIBLE AND, IF POSSIBLE, PLEASE ALSO FAX IT TO (214) 887-7198, ATTN: SHARI EASTWOOD. UNLESS YOU ARE ABSOLUTELY CERTAIN THAT YOU HAVE NOT ALREADY VOTED, YOU ARE ENCOURAGED TO RETURN A WHITE CONSENT REVOCATION CARD.

     According to the Bond Purchase Solicitation Materials, only limited partners of record on April 30, 2001 (the "Record Date") will be given notice of, and allowed to give their consent regarding the matters addressed in this Consent Revocation Statement. As permitted by the Partnership Agreement, we have not scheduled a special meeting of the limited partners to discuss the Bond Purchase Solicitation Materials.

NO DISSENTERS' RIGHTS OF APPRAISAL

     Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the Securities and Exchange Commission, the Partnership and the General Partners each may be deemed to be a "participant" in this solicitation of revocations of consent. Additional information about the participants is set forth on Appendix A. Information about the present ownership of partnership interests by participants and information about all transactions in the Partnership's interests within the past two years by each of the participants is provided in Appendix A.

                    SOLICITATION OF CONSENT REVOCATION CARDS

     This Consent Revocation Statement is being made by the Partnership and the General Partners. The Managing General Partner and its officers, directors and employees may assist in this solicitation of consent revocation cards and in providing information to limited partners in connection with any questions they may have with respect to this Consent Revocation Statement and the consent revocation procedures. We have retained D.F. King & Co., Inc. ("D.F. King") to assist with the solicitation of revocation of consents, as well as to assist us with communicating with our limited partners with respect to this solicitation. Approximately 50 persons will be utilized by D.F. King in its efforts. We expect that D.F. King will solicit consent revocations by mail, in person, by telephone, by facsimile and/or by e-mail. In addition to the Partnership's solicitation by mail, and D.F. King's efforts, the Managing General Partner may have certain of its officers, directors and employees solicit, without additional compensation, revocations by mail, in person, by telephone, by facsimile or by e-mail. Although the Managing General Partner does not currently plan to conduct active solicitation on the Internet, solicitation materials may be made available on or through the Partnership's web site.

     The cost of the solicitation of revocations of consent will be borne by the Partnership. We estimate that the total expenditures in connection with the solicitation (including the fees and expenses of attorneys, public relations advisers, financial advisors, solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $130,000, of which approximately $85,000 has been incurred to date. D.F. King's estimated fee is $15,000, plus reasonable out-of-pocket expenses.

     The Partnership has agreed to indemnify D.F. King against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The Partnership's plan to reimburse D.F. King for any such liabilities or expenses will not be submitted to the limited partners for a vote.

                               PARTNER PROPOSALS

     In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 IMPORTANT NOTE

     Bond Purchase could cease the solicitation of consents once it has determined that valid and unrevoked consents representing a majority of the limited partnership interests as of the Record Date have been obtained and deliver such consents to the Partnership in accordance with the Partnership Agreement. ACCORDINGLY, IT IS IMPORTANT THAT LIMITED PARTNERS WHO HAVE EXECUTED A CONSENT AND DESIRE TO REVOKE SUCH CONSENT SIGN, DATE, FAX AND MAIL THE ACCOMPANYING CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act, file reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "SEC"). This document references important business and financial information about our Partnership from documents we have filed with the SEC but have not included or delivered with this document. If you call or write us, we will send you these documents, excluding exhibits, without charge or you may view Partnership financial information including the Form 10-K Annual Report on the web site http://www.napico.com. The contents of the Partnership's web site are not deemed to be a part of this Consent Revocation Statement. You can contact us at:

                         9090 Wilshire Blvd., Suite 201
                        Beverly Hills, California 90211
                                  310-278-2191

     Please request documents at your earliest convenience. If you request any documents, we will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

     In addition, the SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                                                                      APPENDIX A

                    INFORMATION CONCERNING THE PARTICIPANTS

INFORMATION REGARDING OWNERSHIP OF PARTNERSHIP INTERESTS BY PARTICIPANTS

     NAPICO is a leading syndicator of Low Income Housing Tax Credit and Historic Tax Credit properties. Its principal business address is National Partnership Investments Corp., 9090 Wilshire Boulevard, Beverly Hills, California 90211. NAPIA is a limited partnership organized to manage property-owning local partnerships. Its principal business address is National Partnership Investment Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211.

     NAPICO and NAPIA each own a general partnership interest in the Partnership. The aggregate general partnership interest is 1% of the total interests in the Partnership. The participants do not own any partnership interests of record but not beneficially. The number of Partnership interests beneficially owned by the participants is set forth below.

             NAME OF BENEFICIAL OWNER                      TITLE OF CLASS         AMOUNT
             ------------------------                      --------------         ------
NAPICO............................................  General Partnership Interest   0.55%
NAPIA.............................................  General Partnership Interest   0.45%

     None of the participants referred to above have purchased or sold any of its Partnership interests during the last two years.

     The amount of Partnership interests owned beneficially, directly or indirectly by each of NAPICO's associates is set forth under "Security Ownership of Certain Beneficial Owners and Management" in this Consent Revocation Statement. The address of each of NAPICO's associates is National Partnership Investments Corp. 9090 Wilshire Boulevard, Beverly Hills, California 90211. The address of each of NAPIA's associates is National Partnership Investment Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211. None of NAPIA's associates beneficially own any of the Partnership interests, directly or indirectly.

     The number of each class of securities of the Parent(1) or the Subsidiary(2) of the Partnership beneficially owned by the participants, directly or indirectly, is set forth below.

     NAME OF BENEFICIAL OWNER          PARENT OR SUBSIDIARY COMPANY        TITLE OF CLASS      AMOUNT
     ------------------------          ----------------------------        --------------      ------
REAL VI...........................  Real Estate Associates III, L.P.    Partnership Interests  99.9%
                                                                        (limited partner)
NAPICO............................  Real Estate Associates III, L.P.    Partnership Interests   0.1%
                                                                        (general partner)

---------------
(1) NAPICO (the "Parent"), as Managing General Partner, may be deemed the parent entity of the Partnership.

(2) REA III (the "Subsidiary"), an entity in which the Partnership holds a majority interest, may be deemed a subsidiary entity of the Partnership.

INFORMATION CONCERNING AGREEMENTS WITH PARTICIPANTS

     Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), have entered into any agreement or understanding with any person respecting any Partnership Units, including joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Except as described in this Appendix A or in the Consent Revocation Statement, no Participant Affiliate directly or indirectly beneficially owns any interests in the Partnership. Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants own any securities of the Parent or the Subsidiary of the Partnership. Furthermore, except as described in this Appendix A or in the Consent

Revocation Statement, no Participant Affiliate is either a party to any transaction or series of transactions since June 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Partnership or the Parent was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

     Charles H. Boxenbaum and Bruce Nelson have both entered into employment agreements with NAPICO. The agreements provide for their compensation and restrict their ability to conduct activities that conflict with the business of NAPICO. The agreements with Mr. Boxenbaum and Mr. Nelson are for a three-year term and expire on December 31, 2001. Alan I. Casden entered into a five-year employment agreement on December 30, 1998 with Casden Properties Inc., an affiliate of the Partnership. The agreement provides for his compensation and restricts his ability to conduct activities that conflict with the business of Casden Properties Inc. No other Participant Affiliate has entered into any agreement or understanding with any person respecting future employment by the Partnership or its affiliates or any future transactions to which the Partnership or any of its affiliates will or may be a party.

     Except as described in this Appendix A or in the Consent Revocation Statement, there are no contracts, arrangement or understandings by any Participant Affiliate within the past year with any person with respect to ownership interests in the Partnership.

                        FORM OF CONSENT REVOCATION CARD

                       REAL ESTATE ASSOCIATES LIMITED VI

       THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED VI IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

     The undersigned, a limited partner of REAL ESTATE ASSOCIATES LIMITED VI (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

              THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1. Removal of General Partners

               [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT

2. Continuation of the Partnership and election of new general partner, New G.P.

               [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

         PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD
                  AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: , 2001

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Title:

                                          --------------------------------------
                                          Name (if held jointly):
                                          Title:

                                          --------------------------------------
                                          Telephone Number:

                                          PLEASE SIGN, DATE AND RETURN THIS
                                          CONSENT REVOCATION PROMPTLY. IF YOU
                                          HAVE ANY QUESTIONS OR NEED ASSISTANCE,
                                          PLEASE CALL D.F. KING & CO., INC.
                                          TOLL-FREE AT 1-800-269-6427.